EXHIBIT 99.4

NOTICE OF GUARANTEED DELIVERY

for

The PMI Group, Inc.

Offer to Exchange

a new series of

2.50% Senior Convertible Debentures due 2021

(CUSIP No.             )

and an Exchange Fee

for all outstanding

2.50% Senior Convertible Debentures due 2021

(CUSIP Nos. 69344M AC 5 and 69344M AE 1)

Pursuant to, and subject to the terms and conditions described in, the Prospectus dated             , 2006

This Notice of Guaranteed Delivery relates to the offer (the “Exchange Offer”) of The PMI Group, Inc. (“PMI”) to exchange $1,000 principal amount of a new series of 2.50% Senior Convertible Debentures due 2021 (the “New Securities”) and an exchange fee of $3.50 for each $1,000 principal amount of validly tendered and accepted 2.50% Senior Convertible Debentures due 2021 (the “Old Securities”), pursuant to the prospectus dated         , 2006 (as may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal. As set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures” and the Letter of Transmittal, this Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Exchange Offer if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, together with a properly completed Letter of Transmittal, must be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Hand	By Courier	By Registered or Certified Mail:	By Facsimile (Eligible Institutions Only):

The Bank of New York Trust Company, N.A. Corporate Trust Operations Reorganization Unit 101 Barclay Street – Floor 7E New York, NY 10286 Attention: Evangeline Gonzalez	The Bank of New York Trust Company, N.A. Corporate Trust Operations Reorganization Unit 101 Barclay Street – Floor 7E New York, NY 10286 Attention: Evangeline Gonzalez	The Bank of New York Trust Company, N.A. Corporate Trust Operations Reorganization Unit 101 Barclay Street – Floor 7E New York, NY 10286 Attention: Evangeline Gonzalez	(212) 298-1915

For Confirmation by Telephone: (212) 815-3738

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned tenders to PMI the principal amount of Old Securities set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that the Exchange Offer expires at 5:00 p.m., New York City time, on                      , 2006, unless extended. The undersigned understands that tenders of Old Securities pursuant to the Exchange Offer may not be withdrawn after expiration of the Exchange Offer.

Name and Address of Registered Holder	DTC Account Number in which Old Securities Are Held	Principal Amount of Old Securities Tendered

The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent the aggregate principal amount of Old Securities tendered set forth below, by confirmation of the book-entry transfer of such Old Securities to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Old Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Aggregate Principal Amount of Old Securities Tendered Hereby:	$

Name of Firm:	(Authorized Signature)

Address:	Title:
(Number and Street or P.O. Box)

Name:
(City, State and Zip Code)

Area Code and Telephone Number:	Date: